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                                                                    Exhibit 12.1

                              OMEGA CABINETS, LTD.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                           Year ended
                                                    --------------------------------------------------------------------------------
                                                      December 27,     January 2,     January 1,     December 30,    December 29,
                                                          1997            1999           2000            2000            2001
                                                    --------------------------------------------------------------------------------
Income before income taxes and
   extraordinary item                                  $  3,460,653      $10,838,026    $26,620,101    $27,625,206    $35,141,897

Fixed charges:

   Interest expense                                      16,311,997       15,074,327     17,445,914     17,342,449     14,983,240

   Estimated portion of rental expense attributable
     to interest costs (25%)                                402,750          384,750        594,250        636,500        639,500
                                                    --------------------------------------------------------------------------------

Total fixed charges                                      16,714,747       15,459,077     18,040,164     17,978,949     15,622,740
                                                    --------------------------------------------------------------------------------

Earnings before income taxes and fixed charges          $20,175,400      $26,297,103    $44,660,265    $45,604,155    $50,764,637
                                                    ================================================================================

Ratio of earnings to fixed charges                             1.2               1.7           2.5            2.5            3.2

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